Central Valley Community Bancorp Reports Earnings Results for the Year and Fourth Quarter Ended December 31, 2008

FRESNO, CA -- (Marketwire - January 28, 2009) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $5,139,000, or $0.79 per diluted share, for the year ended December 31, 2008, compared to $6,280,000, or $0.99 per diluted share for 2007.

Return on average equity for the year ended December 31, 2008 was 8.82%, compared to 12.13% for 2007. Return on average assets was 0.95% for year ended December 31, 2008, compared to 1.32% for 2007.

On November 12, 2008, the Company completed its acquisition of Service 1st Bancorp with total assets of $224 million (the "Service 1st merger"). The Company paid cash of $5,972,000 inclusive of a $3,500,000 escrow amount related to litigation on one Service 1st loan and issued 1,628,397 new shares of common stock in conjunction with this acquisition, adding full-service branches in Stockton, Lodi and Tracy, $192 million in deposits and $123 million in loans. In connection with the transaction, Service 1st Bank was merged with and into Central Valley Community Bank. The results of operations for the quarter and year ended December 31, 2008 include the operating performance of Service 1st since November 12, 2008.

Like many banks, the Company's asset quality has been challenged due to the continuing economic conditions in California's Central Valley and the nation. While the legacy Central Valley Community Bank loan portfolio remained relatively stable, the loans acquired in the Service 1st merger negatively impacted certain asset quality ratios, as was expected. Non-accrual loans at December 31, 2008 increased to $15,750,000 or 3.25% of total loans, of which $14,340,000 related to former Service 1st Bank loans. This compares to non-accrual loans of $179,000 or 0.05% of total loans at December 31, 2007. The Company believes the Allowance for Loan and Lease Losses to be adequate to provide for the probable losses when considered with the government guarantees, strong collateral positions, and the fair market value adjustments for the Service 1st loans recorded in connection with the merger.

During 2008, the Company recorded $740,000 in net loan charge-offs, an increase of $338,000 from the $402,000 for the same period in 2007. During 2008, the Company increased its provision for credit losses to $1,290,000, up from $480,000 for 2007. The increase in 2008 is principally due to the current economic downturn affecting our market area, the increase in the net charge-offs and the increase in the level of outstanding loans. The allowance for credit losses as a percentage of total loans was 1.49% at December 31, 2008, compared to 1.14% at December 31, 2007. The Company is not involved in any sub-prime mortgage lending activities and had no Other Real Estate Owned at December 31, 2008, or December 31, 2007.

The Company's annualized net interest margin (fully tax equivalent basis) was 5.13% for the year ended December 31, 2008, compared to 5.74% for the same period in 2007. The decrease in margin is a reflection of the 500 basis point reduction in interest rates by the Federal Reserve Bank since September 2007, coupled with competition for deposits that continues to challenge the Company along with most other financial institutions. For the year ended December 31, 2008, the effective yield on total earning assets decreased 98 basis points to 6.61% compared to 7.59% for the same period in 2007, while the cost of total interest-bearing liabilities decreased only 71 basis points to 2.11% compared to 2.82% for the same period in 2007. Over the same periods, the cost of total deposits decreased 47 basis points to 1.42% compared to 1.89% in 2007. Net interest income for the year ended December 31, 2008 was $24,567,000, compared to $24,508,000 for the same period in 2007, an increase of $59,000 or 0.24%.

Total average assets for the year ended December 31, 2008 were $541,789,000, compared to $477,321,000 for the same period in 2007, an increase of $64,468,000 or 13.51%. Total average loans were $367,009,000 for 2008, compared to $331,459,000 for the same period in 2007, representing a 10.73% increase. Total average investments increased to $125,932,000 for 2008 from $103,253,000 for 2007, representing a 21.96% increase. Total average deposits increased 6.61% to $445,285,000 for the year ended December 31, 2008, compared to $417,691,000 for the same period in 2007. Average interest-bearing deposits increased $31,002,000, while average non-interest bearing deposits decreased $3,408,000. The Company's ratio of average non-interest bearing deposits to total deposits continued to be above industry averages at 29.6% for 2008. Average balances were impacted slightly by the Service 1st merger in November 2008.

Non-interest income for the year ended December 31, 2008 increased $672,000, or 14.87% to $5,190,000, compared to $4,518,000 for the same period in 2007, mainly due to a $491,000 increase in income from customer service charges, an $83,000 increase in appreciation of cash surrender value of bank owned life insurance, and a $98,000 increase in other income. Non-interest expense for the year ended December 31, 2008 increased $1,877,000, or 9.83% compared to the same period in 2007, primarily due to a $749,000 increase in salary and benefit expenses, a $272,000 increase in occupancy and equipment expenses, and a $856,000 increase in other expenses. The increases in non-interest expense in 2008 reflect the addition of employees and properties in connection with the Service 1st merger and ordinary increases in salaries and benefits. In addition, merger related expenses in 2008 totaled $447,000, and relocation related expenses were $40,000 related to the Herndon and Fowler office relocation in Clovis, California from an in-store location to a new expanded traditional branch location.

On December 30, 2008, the Company received preliminary approval to participate in the U. S. Treasury Department's Capital Purchase Program with a preliminary commitment from the Treasury to invest $7 million in the Company's preferred stock and common stock warrants.

Quarter ended December 31, 2008

For the quarter ended December 31, 2008, the Company reported unaudited consolidated net income of $1,305,000, or $0.19 per diluted share, compared to $1,633,000, or $0.26 per diluted share, for the same period in 2007, and $1,214,000, or $0.19 per diluted share, for the quarter ended September 30, 2008.

Annualized return on average equity for the fourth quarter of 2008 was 7.55%, compared to 12.10% for the same period of 2007. This decrease is reflective of a decrease in net income and an increase in capital from retained earnings and the Service 1st merger. Annualized return on average assets was 0.80% for the fourth quarter of 2008 compared to 1.36% for the same period in 2007.

In comparing fourth quarter 2008 to fourth quarter 2007, average total loans increased $84,322,000, or 25.04% to $421,019,000 from $336,697,000 due primarily to the Service 1st merger. During the fourth quarter of 2008, the Company recorded a $385,000 provision for credit losses, compared to $120,000 for the same period in 2007. The increase in 2008 is principally due to our ongoing assessment of the overall adequacy of the allowance for credit losses and the increase in the level of outstanding loans, both organically and from the Service 1st merger. During the fourth quarter of 2008, the Company recorded $481,000 in net loan charge-offs compared to $63,000 for the same period in 2007.

Average total deposits for the fourth quarter of 2008 increased $128,452,000 or 30.71% to $546,750,000 compared to $418,298,000 for the same period of 2007 primarily due to the Service 1st merger.

The Company's net interest margin (fully tax equivalent basis) decreased 86 basis points to 4.95% for the three months ended December 31, 2008, from 5.81% for the three months ended December 31, 2007. Net interest income increased $745,000 or 11.97% to $6,969,000 for the fourth quarter of 2008, compared to $6,224,000 for the same period in 2007. The decrease in net interest margin reflects the impact of the 500 basis point decline in interest rates by the Federal Reserve Bank since September 2007. The increase in net interest income is primarily due to the Service 1st merger.

Non-interest income increased $128,000 or 10.96% to $1,296,000 for the fourth quarter of 2008 compared to $1,168,000 for the same period in 2007, driven primarily by an increase in customer service charges of $82,000 to $877,000 in the fourth quarter of 2008 compared to $795,000 for the 2007 period. Non-interest expense increased $1,280,000 or 26.81% to $6,054,000 for the fourth quarter of 2008 compared to $4,774,000 for the same period in 2007 mainly due to increases in salary and occupancy expenses and merger related expenses and the impact of the Service 1st merger.

"The impact of the overall economy, unprecedented decline in interest rates and the acquisition of Service 1st Bancorp had an impact on earnings in 2008. In spite of some of these challenges, the Company fared relatively well when compared to its peers in nearly all key measures of performance. In addition, we believe the Service 1st merger will prove to be an important and long-term strategic opportunity for our 29-year-old Company," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

"While the economic climate will continue to present challenges in 2009 for the markets we serve, we expect our continued focus on asset quality, our core deposit strength, our loan portfolio diversification and the additional capital generated from earnings and the TARP Capital Purchase Program, will allow us to meet the needs of our communities, take advantage of opportunities, and exceed our peers in performance," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates fifteen offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                     CENTRAL VALLEY COMMUNITY BANCORP
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Unaudited)

                                                  December 31, December 31,
(In thousands, except share amounts)                  2008         2007
                                                  ------------ ------------

ASSETS
Cash and due from banks                           $     18,061 $     17,108
Federal funds sold                                       1,457       14,536
                                                  ------------ ------------
    Total cash and cash equivalents                     19,518       31,644
Investment securities:
  Available-for-sale investment securities
   (Amortized cost of $185,405 and $84,139 at
   December 31, 2008 and 2007)                         185,718       84,373
  Held-to-maturity, at amortized cost                    7,040            -
Loans, less allowance for credit losses of $7,223
 and $3,887 at December 31, 2008 and 2007              477,015      337,241
Bank premises and equipment, net                         6,900        5,767
Bank owned life insurance                               10,808        6,723
Federal Home Loan Bank stock                             3,140        2,022
Goodwill                                                23,773        8,934
Core deposit intangibles                                 2,026          857
Accrued interest receivable and other assets            16,775        6,124
                                                  ------------ ------------
      Total assets                                $    752,713 $    483,685
                                                  ============ ============
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
  Non-interest bearing                            $    162,106 $    128,120
  Interest bearing                                     472,952      274,442
                                                  ------------ ------------
    Total deposits                                     635,058      402,562

Short-term borrowings                                    6,368       20,000
Long-term debt                                          19,000            -
Accrued interest payable and other liabilities          16,912        6,929
                                                  ------------ ------------
    Total liabilities                                  677,338      429,491
                                                  ------------ ------------
Shareholders’ equity:
Preferred stock, no par value:  10,000,000 shares
 authorized, no shares issued or outstanding                 -            -
Common stock, no par value; 80,000,000 shares
 authorized; outstanding 7,642,280 and 5,975,316
 shares at December 31, 2008 and 2007                   30,479       13,571
Retained earnings                                       44,708       40,483
Accumulated other comprehensive income, net of
 tax                                                       188          140
                                                  ------------ ------------
    Total shareholders’ equity                          75,375       54,194
                                                  ------------ ------------

      Total liabilities and shareholders’ equity  $    752,713 $    483,685
                                                  ============ ============

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                                                          For the Years
(In thousands, except per share amounts)                Ended December 31,
                                                        -------------------
                                                          2008      2007
                                                        --------- ---------
INTEREST INCOME:
  Interest and fees on loans                            $  25,631 $  27,748
  Interest on Federal funds sold                              251       583
  Interest and dividends on investment securities:
    Taxable                                                 4,845     3,355
    Exempt from Federal income taxes                        1,118       880
                                                        --------- ---------
      Total interest income                                31,845    32,566
                                                        --------- ---------
INTEREST EXPENSE:
  Interest on deposits                                      6,340     7,894
  Other                                                       938       164
                                                        --------- ---------
      Total interest expense                                7,278     8,058
                                                        --------- ---------
      Net interest income before provision for credit
       losses                                              24,567    24,508
PROVISION FOR CREDIT LOSSES                                 1,290       480
                                                        --------- ---------
      Net interest income after provision for credit
       losses                                              23,277    24,028
                                                        --------- ---------
NON-INTEREST INCOME:
  Service charges                                           3,350     2,859
  Appreciation in cash surrender value of bank owned
   life Insurance                                             268       185
  Loan placement fees                                         111        63
  Net realized gains on sales and calls of investment
   securities                                                 165       226
  Federal Home Loan Bank stock dividends                      118       102
  Other income                                              1,178     1,083
                                                        --------- ---------
      Total non-interest income                             5,190     4,518
                                                        --------- ---------
NON-INTEREST EXPENSES:
  Salaries and employee benefits                           11,578    10,829
  Occupancy and equipment                                   2,890     2,618
  Other expenses                                            6,508     5,652
                                                        --------- ---------
      Total non-interest expenses                          20,976    19,099
                                                        --------- ---------
      Income before provision for income taxes              7,491     9,447
PROVISION FOR INCOME TAXES                                  2,352     3,167
                                                        --------- ---------
      Net  income                                       $   5,139 $   6,280
                                                        ========= =========

Basic earnings per share                                $    0.83 $    1.05
                                                        ========= =========
Diluted earnings per share                              $    0.79 $    0.99
                                                        ========= =========
Cash dividends per share                                $    0.10 $    0.10
                                                        ========= =========

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

For the three months      Dec. 31,  Sep. 30,  Jun. 30,  Mar. 31,  Dec. 31,
 ended                      2008      2008      2008      2008      2007
                          --------- --------- --------- --------- ---------
(In thousands, except
 share and per share
 amounts)

Net interest income       $   6,969 $   6,023 $   5,726 $   5,849 $   6,224
Provision for credit
 losses                         385       635       135       135       120
                          --------- --------- --------- --------- ---------
  Net interest income
   after provision
   for credit losses          6,584     5,388     5,591     5,714     6,104
Total non-interest income     1,296     1,382     1,274     1,238     1,168
Total non-interest
 expense                      6,054     4,984     4,966     4,972     4,774
Provision for income
 taxes                          521       572       584       675       865
                          --------- --------- --------- --------- ---------
Net income                $   1,305 $   1,214 $   1,315 $   1,305 $   1,633
                          ========= ========= ========= ========= =========

Basic earnings per share  $    0.19 $    0.20 $    0.22 $    0.22 $    0.27
                          ========= ========= ========= ========= =========
  Weighted average shares
   used in basic
   computation            6,866,081 6,009,706 5,991,101 5,976,948 5,992,215
                          ========= ========= ========= ========= =========
Diluted earnings per
 share                    $    0.19 $    0.19 $    0.21 $    0.21 $    0.26
                          ========= ========= ========= ========= =========
  Weighted average shares
   used in diluted
   computation            7,046,583 6,255,652 6,277,690 6,276,614 6,316,176
                          ========= ========= ========= ========= =========

                     CENTRAL VALLEY COMMUNITY BANCORP
                              selected ratios
                                (Unaudited)

For the three months      Dec. 31,  Sep. 30,  Jun. 30,  Mar. 31,  Dec. 31,
 ended                      2008      2008      2008      2008      2007
                          --------  --------  --------  --------  --------
(Dollars in thousands)

Allowance for credit
 losses to total loans        1.49%     1.28%     1.16%     1.14%     1.14%
Nonperforming loans to
 total loans                  3.25%     0.40%     0.10%     0.03%     0.05%
Total nonperforming
 assets                   $ 15,750  $  1,419  $    366  $    109  $    179

Net interest margin
 (calculated on a fully
 tax equivalent basis)
 (1)                          4.95%     5.19%     5.04%     5.40%     5.81%

Return on average assets
 (2)                          0.80%     0.93%     1.04%     1.08%     1.36%
Return on average equity
 (2)                          7.48%     8.82%     9.71%     9.55%    12.10%

(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

                     CENTRAL VALLEY COMMUNITY BANCORP
                        AVERAGE BALANCES AND RATES
                                (Unaudited)

                                      For the               For the
(Dollars in thousands)           Three Months Ended       Years Ended
                                --------------------  --------------------
                                 Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
AVERAGE AMOUNTS                    2008       2007       2008       2007
                                ---------  ---------  ---------  ---------
Investments                     $ 149,149  $  84,242  $ 110,634  $  91,364
Deposits in other banks               297         42      1,318        168
Federal funds sold                 19,584     15,349     13,980     11,721
Loans (1)                         411,785    336,424    364,285    331,347
Federal Home Loan Bank
 stock                              2,603      2,009      2,197      1,964
                                ---------  ---------  ---------  ---------
Earning assets                    583,278    438,066    492,379    436,564
Non-accrual loans                   9,234        273      2,724        112
Other non-earning assets           61,838     40,400     46,651     40,869
                                ---------  ---------  ---------  ---------
Total assets                    $ 654,490  $ 478,739  $ 541,789  $ 477,321
                                =========  =========  =========  =========

Interest bearing deposits       $ 400,974  $ 283,903  $ 313,541  $ 282,539
Other borrowings                   32,413      1,508     32,526      2,759
                                ---------  ---------  ---------  ---------
Total interest-bearing
 liabilities                      433,387    285,411    346,067    285,298
Non-interest bearing
 demand deposits                  145,776    134,395    131,744    135,152
Non-interest bearing
 liabilities                        5,463      4,934      5,547      5,117
                                ---------  ---------  ---------  ---------
Total liabilities                 584,626    424,740    483,358    425,567
                                ---------  ---------  ---------  ---------
Total equity                       69,142     53,999     58,251     51,754
                                ---------  ---------  ---------  ---------
Total liabilities and equity    $ 654,490  $ 478,739  $ 541,789  $ 477,321
                                =========  =========  =========  =========

AVERAGE RATES
Investments                          6.38%      5.27%      5.88%      5.13%
Deposits in other banks              1.34%      3.23%      2.96%      2.98%
Federal funds sold                   0.91%      4.56%      1.80%      4.97%
Loans                                6.53%      8.34%      7.06%      8.37%
Earning assets                       6.33%      7.60%      6.61%      7.59%
Interest bearing deposits            1.74%      2.74%      2.03%      2.79%
Other borrowings                     3.08%      5.57%      2.89%      5.94%
Total interest-bearing
 liabilities                         1.84%      2.75%      2.11%      2.82%
Net interest margin (calculated
 on a fully tax equivalent
 basis)                              4.95%      5.81%      5.13%      5.74%

(1) Average loans do not include non-accrual loans.

Contact:
Debbie Nalchajian-Cohen
559-222-1322